                                                                     EXHIBIT 3.5

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                        OF ALPHA HOSPITALITY CORPORATION

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PURSUANT TO SECTION 242 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

ALPHA HOSPITALITY CORPORATION, (the "Corporation"),  a corporation organized and existing  under and by  virtue  of the  Delaware  General  Corporation  Law (the
"DGCL"), does hereby certify as follows:

FIRST: By unanimous  written consent,  the Board of Directors of the Corporation adopted  resolutions  setting  forth a proposed  amendment to the  Corporation's
Certificate  of  Incorporation,  declaring  such  amendment to be advisable  and calling a meeting  of the  stockholders  of the  Corporation  for  consideration thereof. The resolution setting forth the proposed amendment is as follows:

            RESOLVED, that immediately following the close of business on June 26,  2001,  a reverse  stock  split (the  "Reverse
            Stock Split") of the Corporation's common stock, (the "Old
            Common Stock") par value $.01 per share,  shall take place without  any  further  action  on the part of the  holders thereof,  whereby each ten (10) shares of Old Common Stock shall be  combined  into one validly  issued  share of new common  stock (the "New Common  Stock"),  the par value of which shall remain  unchanged.  Fractional  shares will be rounded up to the nearest whole number.

SECOND: That thereafter, pursuant to resolution of the Board of Directors of the
Corporation,  an annual meeting of the  stockholder of the  Corporation was duly called and held,  upon notice in  accordance  with  Section 222 of the DGCL,  at which meeting the  necessary  number of votes as required by statute was cast in favor of the amendment.

THIRD: That this Amendment was duly adopted in accordance with the provisions of
Section 2.42 of the General Corporation Law of the State of Delaware.

IN WITNESS  WHEREOF,  the undersigned has executed this Certificate of Amendment of the  Certificate of  Incorporation  on the 13th day of June, 2001 and affirms that the statements contained herein are true under the penalty of perjury.

                                             ALPHA HOSPITALITY CORPORATION

                                             By:  /s/ Stanley S. Tollman
                                                  ------------------------------
                                                      Stanley S. Tollman
                                                      Chairman and President

ATTEST:

By:  /s/ Thomas W. Aro
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     Thomas W. Aro
     Secretary